Exhibit 99.2

                      Johnson & Johnson
                   New Brunswick, NJ 08933


Contact   Jeffrey J. Leebaw
          Media Relations
          (908) 524-3350

          Michael J. Foley
          Investor Relations
          (908) 524-3922

                                       FOR IMMEDIATE RELEASE

       Johnson & Johnson Announces That More than 94%

     of the Shares of Innotech, Inc. Have Been Accepted

               For Payment in its Tender Offer


          New Brunswick, NJ (March 18, 1997) -- Johnson &
Johnson (NYSE:JNJ) announced today that its wholly-owned subsidiary, INO Acquisition Corp., has accepted for payment
8,422,121 shares of common stock, $0.001 par value, of Innotech, Inc. (NASDAQ:IIII) at $13.75 per share, pursuant to Johnson & Johnson's tender offer which expired at 12:00 midnight, New York City time, on March 17, 1997.

          As a result of the tender offer, INO Acquisition
Corp. currently owns approximately 94% of the outstanding shares of Innotech, Inc.'s common stock, and Johnson &
Johnson anticipates prompt consummation of a merger of INO
Acquisition Corp. with and into Innotech, Inc., whereby
Innotech, Inc. will become a direct wholly-owned subsidiary of Johnson & Johnson. Johnson & Johnson also owns 474,515 shares of Innotech, Inc. through another wholly-owned subsidiary.